Exhibit 99.2

Heritage to Acquire Narragansett Bay Insurance for $250 million to Create

Leading Super Regional Personal Lines Carrier

•	Executed a definitive agreement to acquire NBIC, a market leader in coastal homeowners insurance in the Northeast, with a presence in New York, New Jersey, Connecticut, Rhode Island and Massachusetts

•	Combined entity expected to have over $900 million of gross premiums written

•	Expected to realize significant reinsurance and operating synergies – approximately $25 million (pre-tax) annually on a run-rate basis

•	Acquisition expected to be immediately accretive to earnings per share and ROE

Clearwater, Fla., August 8, 2017- Heritage Insurance Holdings, Inc. (NYSE:HRTG) (“Heritage” or the “Company”), a property and casualty insurance holding company, today announced that it has signed a definitive agreement to acquire NBIC Holdings, Inc., the parent company of Narragansett Bay Insurance Company (“NBIC”), a leading specialty underwriter of personal residential insurance products and services in states along the Eastern seaboard. The purchase price for the acquisition will be $250 million, subject to post-closing adjustments. The acquisition will be financed with $210 million in cash and $40 million of the Company’s common stock. The combined entity will be a leading super regional personal lines carrier, with a presence in 12 states and over $900 million of gross premiums written. The transaction is expected to be immediately accretive to earnings per share and ROE.

Bruce Lucas, the Company’s Chairman and CEO, said, “We are very excited to join forces with NBIC, a seasoned company with a strong track record and talented management team. Completing this acquisition is the next critical step in executing our geographic diversification strategy. Post-transaction, we expect approximately 45% of our revenue to be generated outside of Florida, and Florida Tri-County personal lines policies will represent only approximately 7% of all total insured value, further hedging against assignment of benefits volatility. We will also look to capitalize on the opportunity to expand the commercial residential expertise we have cultivated in our current markets to the Northeast. In 2018, we expect an approximately 50% increase in gross premiums written and net income as a result of the transaction. The new products, partnerships and bundled products that we will gain from the NBIC business make this transformative acquisition an important step in our continued growth. We look forward to working with NBIC’s employees and agents for years to come.”

The cash component of the consideration will be financed, in part, with cash on hand, including proceeds from the Company’s senior secured notes issued in December 2016. The Company also intends to undertake, subject to market and other conditions, an offering of convertible senior notes coupled with a concurrent share repurchase. The transaction has been unanimously approved by the boards of directors of both Heritage and NBIC. The parties expect the transaction to close as soon as the fourth quarter of 2017, subject to customary closing conditions, including required regulatory approvals.

“NBIC has demonstrated strong and consistent financial performance over the past several years, and has grown to be a premier provider of homeowners insurance,” said Todd Hart, CEO of NBIC. “We strongly believe that joining forces with Heritage will complement and strengthen our business, and position us to better serve our agents and policy holders.”

Citi is acting as exclusive financial advisor to Heritage and Greenberg Traurig, LLP is serving as legal counsel to Heritage in connection with the transaction. Evercore is acting as exclusive financial advisor to NBIC and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to NBIC in connection with the transaction.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Heritage will discuss the transaction in conjunction with its second quarter earnings call to be held at 8:30 a.m. ET on Wednesday, August 9, 2017.

Conference Call Details:

Wednesday, August 9, 2017 – 8:30 a.m. EDT

Participant Dial-in Numbers Toll Free: 1-888-346-3095

Participant International Dial In: 1-412-902-4258

Canada Toll Free: 1-855-669-9657

Webcast and Materials:

To listen to the live webcast or view the investor presentation regarding the NBIC acquisition, please go to http://investors.heritagepci.com/. This webcast will be archived and accessible on the Company’s website.

About Heritage

Heritage Insurance Holdings, Inc. is a property and casualty insurance holding company headquartered in Clearwater, Florida. Its subsidiaries, Heritage Property & Casualty Insurance Company and Zephyr Insurance Company, write personal and commercial residential premium through a large network of experienced agents in Florida, Hawaii, North Carolina, South Carolina, Georgia and Alabama. Heritage Insurance Holdings, Inc. is led by a seasoned senior management team with an average of 30 years of insurance industry experience.

About Narragansett Bay Insurance Company

Narragansett Bay Insurance Company, headquartered in Rhode Island, offers specialty insurance services and products to homeowners through an extensive network of independent agents along the Eastern Seaboard and actively seeks to insure coastal homeowners. Demotech, an independent financial analysis and actuarial services firm that rates the financial security of property and casualty companies, maintains an “A, Exceptional” Financial Stability Rating (FSR) for NBIC. To find more information on NBIC, visit www.NBIC.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. Forward-looking statements, including, without limitation, statements about the proposed acquisition by Heritage, the expected closing date of the acquisition, the potential benefits of the proposed acquisition, and the anticipated synergies from the acquisition, relate to Heritage’s current expectations, beliefs, projections and similar expressions concerning matters that are not historical facts and are not guarantees of future performance. The risks and uncertainties that could cause our actual results to differ from those expressed or implied herein include, without limitation: the success of the Company’s marketing initiatives; inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new federal and state regulations that affect the property and casualty insurance market; the costs of reinsurance and the collectability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for losses and loss adjustment expense; our ability to build and maintain relationships with insurance agents; claims experience; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in loss trends; acts of war and terrorist activities; court decisions and trends in litigation; and other matters described from time to time by us in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 15, 2017. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

Heritage Insurance Holdings Inc.

Investor Contact:

Steve Martindale, CFO

727-362-7203

smartindale@heritagepci.com

or

Joseph Peiso, Investor Relations Director

727-362-7261

jpeiso@heritagepci.com